UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2006
First BancTrust Corporation
(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of Incorporation	000-32535 (Commission File Number)	37-1406661 (IRS Employer Identification No.)
206 South Central Avenue, Paris, IL 61944
(Address of principal executive offices) (Zip Code)
(217) 465-6381
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     This Form 8-K/A is being filed to correct First BancTrust Corporation’s Current Report on Form 8-K filed on January 6, 2006. In the January 6, 2006 Form 8-K, the registrant reported that an award of 6,000 shares was made to First BancTrust’s President and CEO, Terry Howard, subject to certain time and performance vesting requirements. The correct number of shares pursuant to the award is 5,178 shares.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCTRUST CORPORATION
Dated: February 17, 2006	/s/ Terry J. Howard
Terry J. Howard
President and Chief Executive Officer

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